PRICING SUPPLEMENT NO. 3, DATED NOVEMBER 12, 1997       RULE 424(b)(3)
                                                        FILE NO. 33-55953

(TO PROSPECTUS DATED MAY 24, 1995 AND
 PROSPECTUS SUPPLEMENT DATED JUNE 27, 1995)

                         AVCO FINANCIAL SERVICES, INC.

                          MEDIUM-TERM NOTES, SERIES G
                                (FLOATING RATE)
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Trade Date: November 12, 1997             Initial Interest Rate:  LIBOR-Telerate (-6 Basis Points)
                                                                  on November 13, 1997
Original Issue Date: November 17, 1997    Base Rate:   / / CD Rate  / / Commercial Paper Rate
Principal Amount: $150,000,000                         / / Federal Funds Rate  / / Prime Rate
                                                       / / LIBOR-Reuters  /X/ LIBOR-Telerate
Issue Price: See below                                 / / Treasury Rate  / / Other (see attached)
Maturity Date: November 17, 1998             Interest Reset Period:
Form:  /X/ Book-Entry                                  / / Daily  / / Weekly  / / Monthly
       / / Certificated                                /X/ Quarterly  / / Semi-Annually
                                                       / / Annually
Interest Reset Dates:  February 17, May 17 and August 17, 1998 (or next succeeding Business Day)
Interest Payment Period:  Quarterly
Interest Payment Dates:  February 17, May 17, August 17 and November 17, 1998 (or next succeeding
                         Business Day)
Index Maturity:  3 Month
Spread (+/-):  -6 Basis Points
Spread Multiplier:  N/A
Maximum Interest Rate:  N/A
Minimum Interest Rate:  N/A

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Redemption:

  /X/ The Notes cannot be redeemed prior to maturity
  / / The Notes may be redeemed prior to maturity

                             REDEMPTION             REDEMPTION
                              DATE(S)                PRICE(S)
                            -----------             ----------


Repayment:

  /X/ The Notes cannot be repaid prior to maturity
  / / The Notes may be repaid prior to maturity at the option of the holder of the Note

                            REPAYMENT              REPAYMENT
                             DATE(S)                PRICE(S)
                            ---------              ---------


Original Issue Discount Note:  / / Yes    /X/ No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period:
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Agent:  /X/ Morgan Stanley & Co. Incorporated      ABN AMRO Chicago Corporation
            /X/ Merrill Lynch & Co.                 Chase Securities Inc.
                /X/ Salomon Brothers Inc              Citicorp Securities, Inc.
                    /X/ Other:  See Above.

Agent acting in the capacity as indicated below:

           / / Agent                     /X/ Principal

If as principal:

            /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.

            / / The Notes are being offered at a fixed initial public offering
                price of   % of principal amount.
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Other Provisions: Pursuant to separate agreements, each of the above named Agents has severally agreed to purchase $25,000,000 principal amount of the Notes at 99.9% of the principal amount. The purchase by each such Agent is not conditioned upon the purchase by any other Agent. In the ordinary course of their businesses, affiliates of ABN AMRO Chicago Corporation, Chase Securities Inc. and Citicorp Securities, Inc. have engaged, and may in the future engage, in commercial banking transactions with the Company and its affiliates.